Exhibit 99.1

Canton Strategic Holdings Reports Full Year 2025 Financial and Operational Results

First Annual Report Since Establishing Canton Network Digital Asset Strategy Highlights Accelerating Network Momentum and Strengthened Capital Position

NEW YORK, March 31, 2026 — Canton Strategic Holdings, Inc. (NASDAQ: CNTN) (“Canton Strategic Holdings” or the “Company”), the first publicly traded company to leverage Canton Coin (CC) to support the Canton Network’s ability to digitize traditional financial markets, today announced its financial and operating results for the full year ended December 31, 2025.

Canton Strategic Holdings executes a differentiated digital asset strategy that seeks to create long-term shareholder value through initiatives including CC acquisition, operation of a Super Validator, and continued investment in applications that support network utilization and expand institutional adoption of the Canton Network. The Company established this strategy through a $545 million private placement in November 2025 and enters 2026 with a strengthened balance sheet, an active validator role that helps secure the more than one million daily transactions on the network, and governance participation through membership on the Canton Foundation Board of Directors.

“With more than $9 trillion in monthly transaction volume onchain, the Canton Network has demonstrated that its unique, privacy-enabled blockchain architecture is designed to operate at institutional scale,” said Mark Wendland, Chairman and Chief Executive Officer of Canton Strategic Holdings. “Our digital asset investment strategy reflects our strong conviction in the Canton Network’s ability to transform the future of global finance and drive capital efficiencies through atomic settlement. Through 2025, the Canton Network saw increased adoption, with major institutions including DTCC, BNY, Goldman Sachs, Franklin Templeton, and countless others leveraging the technology to power their onchain financing, settlement, clearing, and tokenization efforts. We intend to align our capital allocation with our mission of driving institutional adoption of the Network while creating durable, long-term shareholder value.”

Strategic Highlights

Through 2025 and into early 2026, the Company achieved the following milestones:

●	Established digital asset treasury and investment strategy through a $545 million private placement in November 2025, led by DRW and Liberty City Ventures, with participation from the Canton Foundation, making Canton Strategic Holdings the first and only publicly traded company supported by the Canton Foundation.

●	Launched at-the-market equity program and established a shelf registration statement, providing a flexible capital-raising mechanism to fund the Company’s ongoing digital asset strategy.

●	Strengthened leadership team with the appointment of Mark Wendland as Chairman and Chief Executive Officer, bringing decades of trading and treasury operations experience at major trading firms to oversee the Company’s digital asset strategy.

●	Secured approval to operate as a Super Validator on the Canton Network in early 2026, enabling the Company to help secure network transactions while accruing CC rewards that bolster its digital asset treasury. Super Validators collectively support over 1 million daily transactions and $9 trillion in monthly transaction volume on the Canton Network.

●	Closed $55 million underwritten registered offering of common stock and pre-funded warrants in early 2026, providing additional growth capital for the continued expansion of the Company’s Canton-centric digital asset treasury strategy.

●	Bolstered Board of Directors with the appointments of former CFTC Commissioner Jill Sommers and DRW Chief of Staff William Wiley, bringing deep regulatory and institutional trading expertise to oversight of the Company’s strategy.

●	Joined the Canton Foundation Board to help shape the Canton Network’s governance framework, tokenomics, and strategic roadmap.

“We are committed to building a world-class platform anchored in capital efficiency, disciplined treasury management, and deep engagement with emerging financial technology,” continued Mr. Wendland. “CC plays a critical role as the utility token for transactions on the Canton Network, with a purposefully designed tokenomics framework that prioritizes transparency and aligns incentives across the ecosystem. Our strategic digital asset reserve of CC reflects our conviction in the potential of the Canton Network to drive efficiency, transparency, and resiliency across global capital markets.”

Full Year 2025 Financial Summary

The following highlights reflect the Company’s financial results for the full year ended December 31, 2025, encompassing both its newly established digital asset strategy and its existing clinical-stage biotech research and development operations.

●	CC Treasury Holdings: As of December 31, 2025, the Company held 3,339,569,946 CC with a fair value of $501,760,369.

●	Balance Sheet: As of December 31, 2025, the Company had $17 million in cash.

●	Revenue: The Company has not recognized revenue since inception, including for the years ended December 31, 2025 and 2024, reflecting its stage of development as a digital asset treasury company.

●	Operating Expenses: Total operating expenses in 2025 were $20.1 million compared to $12.4 million in 2024, primarily driven by increased SG&A costs related to the Company’s transition to a Canton-focused digital asset treasury strategy, including $6 million of non-recurring compensation paid in connection with the November 2025 private placement.

●	Digital Asset Valuation: The Company recorded an unrealized loss on digital assets of $22.0 million in 2025, reflecting the difference between the reference price of CC as of December 31, 2025 and the weighted average cost of CC holdings acquired through the November 2025 private placement and subsequent purchases.

●	Net Loss: Net Loss for 2025 was $35.9 million or ($1.12) per diluted share, compared to $12.2 million or ($9.41) per diluted share, in 2024. The year-over-year increase in net loss was primarily driven by increased operating expenses associated with the digital asset strategy transition, non-recurring compensation paid in connection with the November 2025 private placement and the unrealized loss on digital assets. The Company has an accumulated deficit of $72.8 million as of December 31, 2025, and has funded its operations primarily through the sale of equity securities.

2026 Strategy

As the Company enters the first full year of its digital asset strategy, it intends to strengthen its capital base and advance its mission through several key initiatives:

●	Canton Network Ecosystem Development: The Company is committed to expanding partnership opportunities, both through direct investment in ecosystem builders as well as ongoing engagement with institutions as they adopt blockchain technology.

●	Value Accretion through Mobilization of CC Holdings: We believe recent developments on the Canton Network present opportunities to drive increased value from the Company’s CC holdings, including through locking mechanisms to drive yield outlined in CIP 0105, as well as in the lending, options, and vault markets as they evolve.

●	Disciplined Expense Management: The Company intends to implement a streamlined cost structure, prioritizing the most value accretive initiatives and reducing expenses following the realization of non-recurring compensation and administrative costs in Q1 2026.

About Canton Strategic Holdings, Inc.

Canton Strategic Holdings, Inc. (NASDAQ: CNTN), is the first publicly traded company to leverage Canton Coin and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to driving value through activities on the Canton Network, the Company also operates clinical-stage biotech research and development. For more information, visit www.cantonstrategic.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, which may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include, but are not limited to, goals and expectations regarding the Company’s strategy and potential partnerships, future financial and operating performance, projections or statements of plans and objectives, and other statements accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; potential use of the Company’s ATM facility; developments in technology and the competitive landscape; the market performance of CC; government regulation of cryptocurrencies; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in other filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACT

Media:

Gasthalter & Co.

(212) 257-4170

canton@gasthalter.com

Investors:

ir@cantonstrategic.com

X: @CantonStrategic

LinkedIn: Linkedin.com/CantonStrategicHoldings

Website: www.cantonstrategic.com